Exhibit (a)(1)(D)

EMPIRE STATE REALTY OP, L.P.
Offer To Exchange
Private Perpetual Preferred Operating Partnership Units
for
Series ES Operating Partnership Units
Series 60 Operating Partnership Units
Series 250 Operating Partnership Units
and
Series PR Operating Partnership Units

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
12:00 MIDNIGHT, NEW YORK CITY TIME, ON JUNE 26, 2014
UNLESS EXTENDED OR TERMINATED BY THE COMPANY.

May 28, 2014

To Our Clients:

Enclosed for your consideration is an Offer to Exchange, dated May 28, 2014 (the “Offer to Exchange”), the related Letter of Transmittal (which together with the Offer to Exchange, as amended, supplemented or otherwise modified from time to time, collectively constitute the “Exchange Offer”) and an Instructions From Beneficial Owner form relating to the offer of Empire State Realty OP, L.P. (the “Company”) to acquire up to 15,000,000 of the Company’s outstanding common operating partnership units (“OP Units”) on a one-for-one basis in exchange for an equal number of its newly-issued Private Perpetual Preferred Operating Partnership Units (“Preferred Units”), with a liquidation preference of $16.62 per unit, which was the closing price of the Class A common stock of the Company’s general partner, Empire State Realty Trust, Inc., on the New York Stock Exchange on May 23, 2014, upon the terms and conditions set forth in the Offer to Exchange.

If all conditions to the Exchange Offer are satisfied or waived, the Company will acquire a total of 15,000,000 OP Units, or approximately 10.0% of the total number of outstanding OP Units, on a pro rata basis from all tendering holders of Series ES OP Units, Series 60 OP Units, Series 250 OP Units and Series PR OP Units, disregarding fractions, according to the number of OP Units tendered by each holder. Any OP Units not accepted will be credited back to the appropriate account promptly following the expiration or termination of the Exchange Offer. The Exchange Offer is conditioned upon, among other things, there being validly tendered and not withdrawn at least 1,200,000 OP Units.

THE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JUNE 26, 2014, OR SUCH OTHER DATE TO WHICH THE OFFER MAY BE EXTENDED (THE “EXPIRATION DATE”).

The Company expects that holders of OP Units who tender their OP Units in the Exchange Offer will still receive full distributions for all periods during which they held the OP Units and we expect that the exchange of OP Units for Preferred Units in the Exchange Offer will not cause a holder to recognize gain for tax purposes. The description of the Exchange Offer in this letter is only a summary and is qualified by all of the terms and conditions of the Exchange Offer set forth in the Offer to Exchange and the Letter of Transmittal.

We are the holder of record (directly or indirectly) of OP Units held for your account. A tender of such OP Units can be made only by us pursuant to your instructions. PLEASE DO NOT COMPLETE THE LETTER OF TRANSMITTAL. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender OP Units held by us for your account.

We, as holders of OP Units on your behalf, are being requested to tender OP Units for acquisition by the Company pursuant to the terms and conditions of the Exchange Offer.

We, as holders of OP Units on your behalf, cannot tender your OP Units unless you instruct us to take such actions by completing, executing and returning to us the Instructions From Beneficial Owner form enclosed herein. Accordingly, we request instructions as to whether you wish us to tender on your behalf the OP Units held by us for your account, pursuant to the terms and conditions set forth in the enclosed Offer to Exchange. Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the OP Units on your behalf in accordance with the terms and conditions of the Offer to Exchange.

Your attention is directed to the following:

1.	The Exchange Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on June 26, 2014, unless the Company extends the Exchange Offer or the Exchange Offer is terminated.

2.

If you desire to tender any OP Units pursuant to the Exchange Offer and receive the consideration therefor, we must receive your instructions in ample time to permit us to affect a tender of the OP Units on your behalf on or prior to the Expiration Date.

3.

The Exchange Offer is conditional upon, among other things, at least 1,200,000 OP Units having been validly tendered and not withdrawn prior to the expiration of the Exchange Offer. See “The Exchange Offer—Conditions of the Exchange Offer” in the Offer to Exchange.

4.

Any transfer taxes incident to the transfer of OP Units by the tendering holder will be paid by the Company, except as otherwise provided in the Offer to Exchange and the related Letter of Transmittal.

If you wish to have us tender your OP Units, please so instruct us by completing, executing and returning to us the Instructions From Beneficial Owner form on the back of this letter.

An exchange of OP Units for Preferred Units may not be suitable for you. You must make your own decision whether to tender OP Units in the Exchange Offer. Neither we, the Company, its general partner, the information agent, the depositary nor any other person is making any recommendation as to whether or not you should tender your OP Units for exchange in the Exchange Offer.

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT

INSTRUCTIONS FROM BENEFICIAL OWNER

WITH RESPECT TO

EMPIRE STATE REALTY OP, L.P.
Offer To Exchange
Private Perpetual Preferred Operating Partnership Units
for
Series ES Operating Partnership Units
Series 60 Operating Partnership Units
Series 250 Operating Partnership Units
and
Series PR Operating Partnership Units

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE
AT MIDNIGHT, NEW YORK CITY TIME, ON JUNE 26, 2014
UNLESS EXTENDED OR TERMINATED BY THE COMPANY

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to an offer (the “Exchange Offer”) by Empire State Realty OP, L.P. (the “Company”) to exchange up to 15,000,000 units of the Company’s newly-issued Private Perpetual Preferred Operating Partnership Units (“Preferred Units”) on a one-for-one basis for up to 15,000,000 operating partnership units (“OP Units”), or approximately 10.0% of the total number of outstanding OP Units, pro rata across all four series of OP Units, disregarding fractions, according to the number of OP Units tendered by each holder, pursuant to the terms and conditions described in the Offer to Exchange, dated May 28, 2014 (as amended, supplemented or otherwise modified from time to time, the “Offer to Exchange”), and the related Letter of Transmittal for each series of OP Units.

Instruction to tender shares: This will instruct you to tender the number of OP Units set forth below and held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Offer to Exchange.

The undersigned expressly agrees to be bound by the terms of the Exchange Offer as set forth in the Offer to Exchange and such terms may be enforced against the undersigned.

Series ES Operating Partnership Units

Please tender   units of Series ES Operating Partnership Units held by you for my account as indicated below in the Exchange Offer.

Series 60 Operating Partnership Units

Please tender   units of Series 60 Operating Partnership Units held by you for my account as indicated below in the Exchange Offer.

Series 250 Operating Partnership Units

Please tender   units of Series 250 Operating Partnership Units held by you for my account as indicated below in the Exchange Offer.

Series PR Operating Partnership Units

Please tender   units of Series PR Operating Partnership Units held by you for my account as indicated below in the Exchange Offer.

If no amount is provided above with respect to the number of units of any or all series of OP Units to be tendered and this Instructions From Beneficial Owner form is signed in the space provided below, you are authorized to tender with respect to the entire amount of each series OP Units in which you hold an interest through The Depository Trust Company for my account.

Dated:  , 2014

Signature(s) of Beneficial Owner(s):

Name(s) of beneficial owner(s) (Please Print)

Capacity (full title)

Address

City Zip Code

Area Code and Telephone No.

Tax ID No. or Social Security No.

NONE OF THE OP UNITS HELD FOR THE BENEFICIAL OWNER’S ACCOUNT WILL BE TENDERED UNLESS WRITTEN INSTRUCTION TO DO SO IS PROVIDED.